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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 January 4, 2002



                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                    1-11047                    22-2870438
  (State or other juris-           (Commission             (I.R.S. Employer ID
 diction of incorporation)         File Number)                   Number)



                                  Olsen Centre
                   2100 Meridian Park Blvd., Concord, CA 94520
                    (Address of principal executive offices)



        Registrant's telephone number, including area code (925) 417-8812 not applicable
          (Former name or former address, if changed since last report)


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SPARTA SURGICAL CORPORATION

Form 8-K


ITEM 5 - OTHER EVENTS
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On January 4, 2002, we entered into a non-binding letter of intent to merge with
Shepard Medical Products, Inc. ("Shepard"). The non-binding letter of intent is subject to completion of due diligence, Board of Directors approval, execution of a Stock Exchange, Plan of Merger and Irrevocable Voting Trust Agreements between the parties.

Shepard is a leading manufacturer and distributor of premium infection control disposable glove products and accessories worldwide since 1986. For the fiscal year ending December 31, 2001, Shepard reported sales of approximately $12.2 million. The terms of the merger consists of cash and stock and Thomas F. Reiner, our Co-Founder, Chairman of the Board, President and CEO shall remain Chairman and CEO of the merged company.

On January 4, 2002, our Common Stock resumed trading on NASDAQ OTC:BULLETIN BOARD under the symbol SPSG.




                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SPARTA SURGICAL CORPORATION
Date: January 7, 2002
                                         By  /s/     Thomas F. Reiner
                                         ---------------------------------------
                                         Thomas F. Reiner,
                                         Chairman of the Board,
                                         President and Chief Executive Officer